[LEGG MASON LETTERHEAD]


                                                     January 2, 2001


Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202

                  Re:      Legg Mason Wood Walker, Incorporated
                           Professional Branch Manager Phantom Stock Agreements Registration Statement on Form S-8
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This opinion is being furnished in connection with the registration of 100,000 shares (the "Shares") of common stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") with the Securities and Exchange Commission on Form S-8.

                  Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, By-Laws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

                  Based upon and subject to the foregoing, it is my opinion that the Shares covered by the Registration Statement will, upon issuance of such Shares pursuant to the Legg Mason Wood Walker, Incorporated Professional Branch Manager Phantom Stock Agreements (the "Agreements") by the Company (assuming such issuances are made in accordance with the terms of the Agreements, as the form of Agreements is filed as an Exhibit to the Registration Statement), constitute legally issued, fully paid and non-assessable shares of common stock of the Company.


                                                           Exhibits 5 and 23(b)

January 2, 2001
Page 2

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                                     Very truly yours,


                                                     /s/ Robert F. Price
                                                     Robert F. Price
                                                     General Counsel


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